Exhibit 99.1

Duska Therapeutics, Inc.: Changes in the Board of Directors

BALA CYNWYD, Pa.— June 30, 2006 — Duska Therapeutics, Inc. (OTCBB:DSKT), a biopharmaceutical company focused on the development of diagnostic and therapeutic products based on adenosine 5’-triphosphate (ATP) and P2 receptor-related technologies, announced today that Dr. John Kapoor has resigned from the Board of Directors (Board). The Board has accepted Dr. Kapoor’s recommendation and appointed his assistant Mr. Michael L. Babich as director of the Company.

Mr. Babich is currently a member of the Board of InSys Therapeutics, Inc. and Alliant Pharmaceuticals, Inc. He is also currently pursuing an MBA degree in Finance and Management Strategy at the Kellogg School of Management.

Duska currently has two ATP-based product candidates: ATPace™, a diagnostic drug for the management of syncope (fainting) that is in Phase II clinical trials and ATPotent™, a drug for the treatment of male infertility that is in pre-clinical studies at the University of Pennsylvania. In addition, Duska’s product portfolio includes two additional products, Vagonixen™ and Ocuprene™. Vagonixen™ is the trade name for a proposed drug to be used as a new therapeutic modality in the treatment of chronic obstructive pulmonary disorder (COPD) and chronic cough; Duska is currently pursuing the worldwide exclusive licensing of a small molecule developed by a large pharmaceutical company for different medical indications, the pharmacologic profile of which makes it in our view a suitable candidate to serve as Vagonixen™-drug candidate. Ocuprene™ is a trade name for a proposed drug for the treatment of glaucoma that is undergoing pre-clinical studies in Europe.

“We are announcing Dr. Kapoor’s resignation with deep gratitude for his dedicated service as a director and continued support of the company. I am looking forward to his continued involvement in the company through his assistant Mr. Babich and as a major shareholder,” said Dr. Pelleg. “Dr. Kapoor’s vast experience in the pharmaceutical industry in general and drug development in particular helped to bring Duska to a point where it now has a promising product portfolio and the prospect for putting the first ATP product on the US market. We wish him continued success in all of his demanding business endeavors.”

About Duska Therapeutics

Duska Therapeutics, Inc., based in Bala Cynwyd, Pennsylvania, is an emerging biopharmaceutical company that is focusing on the development of diagnostic and therapeutic products related to adenosine 5’-triphosphate (ATP), and cell-surface P2 receptors (P2R). Duska owns or has exclusive license rights to a number of proprietary diagnostic and therapeutic applications, four of which are currently in various stages of development in the fields of syncope (fainting), male infertility, chronic obstructive pulmonary disorders and cough, and glaucoma. For more information, visit Duska’s website: www.duskatherapeutics.com

Forward-looking statements: This press release may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to Duska’s limited financial resources and its need to raise additional capital by the third quarter of 2006 to fund its ongoing operations and drug development needs, the early stage of Duska’s drug development projects, the need for future clinical testing of Duska’s drug candidates, uncertainties regarding the scope of the clinical testing that may be required by regulatory authorities and the outcomes of those tests, the significant time and expense that will be incurred in developing any of the potential commercial applications for Duska’s P2R technologies, the potential inability of Duska to acquire from a third party a molecule that would meet the pharmacologic criteria of Vagonixen™ drug candidate, risks relating to the enforceability of any patents covering Duska’s products and to the possible infringement of third party patents by those products, and the impact of third party reimbursement policies on the use of and pricing for Duska’s products. Additional uncertainties and risks are described in Duska’s most recently filed SEC documents, such as its most recent annual report on Form 10-KSB, all quarterly reports on Form 10-QSB and any current reports on Form 8-K filed since the date of the last Form 10-KSB. All forward-looking statements are based upon information available to Duska on the date the statements are first published. Duska undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.